UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

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International Paper Company

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INTERNATIONAL PAPER COMPANY

C/O COMPUTERSHARE

P.O. BOX 43004

PROVIDENCE, RI 02940-3004

V66605-P26715

Your Vote Counts!

INTERNATIONAL PAPER COMPANY

2025 Annual Meeting

Vote by 11:59 P.M. EDT May 11, 2025. For shares held in either the International Paper Company Salaried Savings Plan or the

International Paper Company Hourly Savings Plan, vote by

11:59 P.M. EDT May 7, 2025.

You invested in INTERNATIONAL PAPER COMPANY and it’s time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the Annual Meeting of Shareowners meeting to be held on May 12, 2025.

Get informed before you vote

View the Notice and Proxy Statement and the Annual Report online OR you can receive a free copy of the material(s). If you would like to request a copy of the material(s) for this and/or future annual meetings of shareowners, you may do so by (1) visiting www.proxyvote.com, (2) calling 1-800-579-1639 or (3) emailing sendmaterial@proxyvote.com. E-mail requests must include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or electronic copy. Requests for copies must be received by April 28, 2025.

* Please check the meeting materials for any special requirements for meeting attendance.

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming Annual Meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends
Item 1 — Election of Directors (one-year term)
Nominees:

1a.	Jamie A. Beggs	For

1b.	Christopher M. Connor	For

1c.	Ahmet C. Dorduncu	For

1d.	Anders Gustafsson	For

1e.	Jacqueline C. Hinman	For

1f.	Clinton A. Lewis, Jr.	For

1g.	David A. Robbie	For

1h.	Andrew K. Silvernail	For

1i.	Kathryn D. Sullivan	For

1j.	Scott A. Tozier	For

1k.	Anton V. Vincent	For

Item 2 — Ratification of Deloitte & Touche LLP as the Company’s Independent Auditor for 2025		For

Item 3 — A Non-Binding Resolution to Approve the Compensation of the Company’s Named Executive Officers		For

Item 4 — Shareowner Proposal Concerning a Report on the Company’s LGBTQIA+ Equity and Inclusion Efforts		Against

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V66606-P26715